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                                                                   EXHIBIT 10.28

             Termination of Letter Agreement and Security Agreement

      Whereas, EMC Corporation, a Massachusetts corporation, for itself and as agent (the "Secured Party") and MTI Corporation, a Delaware corporation (the "Company") are parties to that certain Security Agreement dated as of December 30, 2004 (the "Security Agreement") wherein the Company granted to the Secured Party a security interest in certain of the Company's assets; and

      Whereas, the Secured Party and the Company are parties to that certain Letter Agreement dated as of December 30, 2004 (the "Letter Agreement" and together with the Security Agreement, the "Agreements"); and

      WHEREAS, the Secured Party and the Company desire to terminate the Agreements.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Secured Party and the Company agree as follows:

      1. The Agreements are hereby terminated effective immediately. Without limitation of the foregoing, the parties hereto agree that the Credit Line (as defined in the Letter Agreement) is hereby terminated effective immediately.

      2. The Company hereby ratifies, confirms, and reaffirms all terms and conditions of all other agreements with Secured Party (including the Supply Agreements, as defined in the Security Agreement). The Company hereby acknowledges and agrees that the Company has no offsets, defenses, claims, or counterclaims against Secured Party with respect to the Obligations (as defined in the Security Agreement), and that if the Company now has, or ever did have, any offsets, defenses, claims, or counterclaims against the Secured Party, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and the Company hereby RELEASES the Secured Party from any liability thereunder. Nothing contained herein shall constitute a satisfaction of the Obligations.

      IN WITNESS WHEREOF, intending to be legally bound, the Company and the Secured Party have caused this Termination of Letter Agreement and Security Agreement to be duly executed as of this 7th day of June, 2006.

                                     COMPANY

                                     MTI Technology Corporation

                                     By: /s/ Scott Poteracki
                                         --------------------------------------
                                     Name: Scott Poteracki
                                     Title: CFO

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                                     SECURED PARTY, for itself and as agent

                                     EMC Corporation

                                     By: /s/ Gregory Mazmanian
                                        ----------------------------------------
                                     Name: Gregory Mazmanian
                                     Title: Director of Global Credit Operations